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                                                                 Exhibit 10.66


                             STOCKHOLDERS AGREEMENT

     STOCKHOLDERS AGREEMENT made as of November 6, 1996 by and among Boston University, a nonprofit corporation existing under the laws of Massachusetts ("Boston University"), Leon C. Hirsch, Turi Josefsen, Gerald S.J. Cassidy and Loretta P. Cassidy (individually, a "Stockholder" and collectively, the "Stockholders"), and Reed R. Prior ("Mr. Prior"), and Seragen, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Stockholders are the holders of outstanding securities (the "Shares"), of the Company;

     WHEREAS, the Company has entered into an employment agreement with Mr. Prior of even date herewith (the "Employment Agreement");

     WHEREAS, the Stockholders and Mr. Prior desire to promote their mutual interests and the interests of the Company by providing in this Agreement for the terms and conditions governing certain transfers of shares of the Company's outstanding securities, the management and operation of the Company, the relations among the Stockholders and certain other matters; and

     WHEREAS, the Board of Directors of the Company has determined that it is in the best interests of the Company that the Company enter into this Agreement;

     NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the parties hereto covenant and agree as follows:

                              1. GENERAL PROVISIONS

1.1 SHARES SUBJECT TO THIS AGREEMENT. The Stockholders expressly agree that the terms and restrictions of this Agreement shall apply to all Shares which any of them now owns or hereafter acquires by any means, including without limitation by purchase, assignment or operation of law, or as a result of any stock dividend, stock split, reorganization, reclassification, whether voluntary or involuntary, or other similar transaction, and to any shares of capital stock of any successor in interest of the Company, whether by sale, merger, consolidation or other similar transaction, or by purchase, assignment or operation of law.

1.2 NO PARTNERSHIP RELATIONSHIP. Notwithstanding, but not in limitation of, any other provision of this Agreement, the parties understand and agree that the creation, management and operation of the Company shall not create or imply a general partnership between or among the parties and shall not make any party the agent or partner of any other party for any purpose.


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1.3 TERM AND TERMINATION. This Agreement shall become effective commencing on the date hereof and shall continue until Mr. Prior's employment is terminated pursuant to Paragraph 4 of the Employment Agreement.

                              2. BOARD OF DIRECTORS

2.1 NUMBER OF DIRECTORS. Each Stockholder shall take or cause to be taken such actions as may be required from time to time to establish and maintain the number of persons comprising the Board of Directors of the Company at nine (9). Without limiting the generality of the foregoing, at each annual meeting of the stockholders, and at each special meeting of the stockholders called for the purpose of electing directors of the Company, and at any time at which the stockholders have the right to, or shall, elect directors of the Company, then, and in each event, the Stockholders shall vote all Shares owned by them (or shall consent in writing in lieu of a meeting of stockholders, as the case may
be) to set the number of directors of the Company in accordance with the preceding sentence.

2.2 ELECTION OF DIRECTORS DESIGNATED BY OR AFFILIATED WITH BOSTON UNIVERSITY. Each Stockholder shall take or cause to be taken such actions as may be required from time to time not to elect to the Company's Board of Directors more than two
(2) persons designated by or affiliated with Boston University. Without limiting the generality of the foregoing, at each annual meeting of the stockholders, and at each special meeting of the stockholders called for the purpose of electing directors of the Company, and at any time at which stockholders have the right to, or shall, elect directors of the Company, then, and in each event, the Stockholders shall vote all Shares owned by them (or shall consent in writing in lieu of a meeting of stockholders, as the case may be) to elect persons as directors of the Company in accordance with the preceding sentence.

2.3 ELECTION OF DIECTORS APPROVED BY MR. PRIOR. Each Stockholder shall take or cause to be taken such actions as may be required from time to time to elect to the Company's Board of Directors Mr. Prior plus three (3) outside directors with expericence in the pharmaceutical industry reasonably acceptable to Mr. Prior. Without limiting the generality of the foregoing, at each annual meeting of the stockholders, and at each special meeting of the stockholders called for the purpose of electing directors of the Company, and at any time at which stockholders have the right to, or shall, elect directors of the Company, then, and in each event, the Stockholders shall vote all Shares owned by them (or shall consent in writing in lieu of a meeting of stockholders, as the case may
be) to elect persons as directors of the Company in accordance with the preceding sentence.

                            3. PARTICIPATION IN SALES

3.1 CO-SALE RIGHT. In the event that Boston University (the "Offeree") receives a bona fide offer from a third party or parties other than the Company or any other Stockholder (the "Purchaser") to purchase in one transaction or in a series of related transactions fifty percent (50%) or more of the shares of common stock, $.01 par value, of the Company ("Common

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Stock") currently owned by the Offeree, measured on a fully diluted basis, taking into account all shares of Common Stock issuable upon exercise or conversion of options, warrants, conversion rights and other rights to acquire equity securities ("Convertible Securities") currently held by the Offeree (the "Co-Sale Shares"), for a specified price payable in cash or otherwise and on specified terms and conditions (the "Offer"), and the Offeree proposes to sell or otherwise transfer the Co-Sale Shares to the Purchaser pursuant to the Offer, Mr. Prior shall have the right to sell to the Purchaser, at the same price per Share and on the same terms and conditions as stated in the Offer, such number of shares of Common Stock (the "Prior Co-Sale Shares") equal to the Co-Sale Shares multiplied by a fraction, (a) the numerator of which is the aggregate number of shares of Common Stock then owned by Mr. Prior ("Mr. Prior's Shares"), assuming that all Convertible Securities held by Mr. Prior have been exercised or converted, whether or not such Convertible Securities are then exercisable or convertible, and (b) the denominator of which is the aggregate number of shares of Common Stock then outstanding, assuming that all outstanding Convertible Securities have been exercised or converted, whether or not such Convertible Securities are then exercisable or convertible. If the Offer is for the purchase of Convertible Securities, the Offer shall be deemed to be an offer for the number of shares of Common Stock into which the Convertible Securities are then exercisable or convertible for purposes of determining the number of the Prior Co-Sale Shares, and the Offeree shall negotiate with the Purchaser to acquire the Prior Co-Sale Shares in shares of Common Sock in lieu of Convertible Securities.

3.2 NOTICES OF OFFER AND INTENT TO PARTICIPATE. The Offeree shall provide notice to Mr. Prior stating the name of the Purchaser, the terms of the Offer and the period of time available to Mr. Prior for notifying the Offeree of his intent to participate in the sale (the "Notice Period"). The Offeree shall, if reasonably possible, provide Mr. Prior with a Notice Period of up to thirty (30) days, but in no event will the Offeree provide Mr. Prior with a Notice Period of less than ten (10) days. If Mr. Prior wishes to participate in any sale pursuant to
Section 3.1, he shall notify the Offeree in writing of such intention as soon as practicable after his receipt of the notice from the Offeree and in any event within the Notice Period. If the Offeree does not receive such notice from Mr. Prior within the Notice Period, the Offeree shall be free to consummate the proposed transaction without any obligation to include Mr. Prior's Shares in such transaction.

3.3 SALE OF CO-SALE SHARES. The Offeree and Mr. Prior shall sell to the Purchaser all, or at the option of the Purchaser, any part of the shares proposed to be sold by him at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those stated in the Offer; provided, however, that any purchase of less than all of such shares by the Purchaser shall be made from the Offeree and Mr. Prior pro rata based upon the relative amount of the shares that the Offeree and Mr. Prior are otherwise entitled to sell pursuant to Section 3.1.

3.4 LOAN OF COMMON STOCK. To enable Mr. Prior to exercise his co-sale rights pursuant to Section 3.1 hereof, the Company shall lend to Mr. Prior an amount (the "Loan Amount")

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equal to the greater of (a) the Prior Co-Sale Shares and (b) the number of shares of Common Stock issuable upon exercise of the vested portion of stock options issued to Mr. Prior pursuant to Paragraph 3(c) of the Employment Agreement, multiplied by the exercise price(s) for such options. Mr. Prior shall deliver to the Company a promissory note in the principal amount of the Loan Amount, which note shall be due and payable at the closing of the sale of the Co-Sale Shares and shall bear simple interest at the rate of six percent (6%) per annum.

                        4. ASSET VALUE REALIZATION BONUS

4.1 ASSET VALUE REALIZATION BONUS. The Stockholders agree and consent to the provisions of Paragraph 3(i) of the Employment Agreement providing for the payment of an Asset Value Realization Bonus (as defined in the Employment Agreement) to Mr. Prior in the circumstances described therein. Boston University agrees that in the event that an Asset Value Realization Bonus is due to Mr. Prior in connection with a sale of all or substantially all of the equity securities of the Company as part of a Change of Ownership (as defined in the Employment Agreement), and the Company fails to pay such fee at closing, Boston University immediately will pay its pro rata share of such fee based on the number of Shares sold by it in relation to the total number of equity securities sold.

                             5. PUBLIC ANNOUNCEMENTS

5.1 PUBLIC ANNOUNCEMENTS. Boston University agrees that it will not issue any press releases or otherwise make any public statement with respect to the business, operations, products or prospects of the Company, except for any disclosures it may be required by law to make by virtue of being a stockholder of the Company or as may be approved by the Company.

                        6. REPRESENTATIONS AND WARRANTIES

6.1 REPRESENTATIONS AND WARRANTIES OF CORPORATE STOCKHOLDERS. Each Stockholder that is a corporation hereby represents and warrants to each other party as follows:

     (a) Organization and Authority. Such Stockholder is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated. Such Stockholder has the corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

     (b) Corporate Action. Such Stockholder has taken all corporate action necessary for it to enter into this Agreement and to consummate the transactions contemplated hereby.

     (c) Absence of Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a

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     violation of, or default under, or conflict with, or require any consent under any term or provision of the certificate of incorporation or by-laws of such Stockholder or any contract, commitment, indenture, lease or other agreement to which such Stockholder is a party or by which such Stockholder or any of its assets is bound.

     (d) Binding Obligation. This Agreement constitutes a valid and binding obligation of such Stockholder, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency and similar laws affecting the rights and remedies of creditors generally, and by general principles of equity and public policy.

6.2 REPRESENTATIONS AND WARRANTIES OF INDIVIDUAL STOCKHOLDERS AND MR. PRIOR. Each Stockholder who is an individual and Mr. Prior hereby represents and warrants to each other party as follows:

     (a) Absence of Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a violation of, or default under, or conflict with, or require any consent under any term or provision of any contract, commitment, indenture, lease or other agreement to which such party is a party or by which such party or any of his or her assets is bound.

     (b) Binding Obligation. This Agreement constitutes a valid and binding obligation of such party, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency and similar laws affecting the rights and remedies of creditors generally, and by general principals of equity and public policy.

                                7. MISCELLANEOUS

7.1 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other address as a party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by overnight courier, or (iv) sent by registered mail, return receipt requested, postage prepaid.

         If to the Stockholders or Mr. Prior:       to the address set forth on
                                                    Schedule I hereto.

         If to the Company:                         Seragen, Inc.
                                                    97 South Street
                                                    Hopkinton, MA 01748
                                                    Fax:  (508) 435-9805

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                                                    Attention:  President

         With a copy to:                            Jeffrey M. Wiesen, Esq.
                                                    Mintz, Levin, Cohn, Ferris,
                                                    Glovsky and Popeo, P.C.
                                                    One Financial Center
                                                    Boston, MA 02111
                                                    Fax:  (617) 542-2241

All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above,
(ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise,
(iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered mail, on the fifth business day following the day such mailing is made.

7.2 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in this Agreement shall affect, or be used to interpret, change or restrict, the express terms and provisions of this Agreement.

7.3 MODIFICATIONS AND AMENDMENTS. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

7.4 WAIVERS AND CONSENTS. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

7.5 ASSIGNMENT. The rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties.

7.6 BENEFIT. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

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7.7 GOVERNING LAW. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the law of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

7.8 ARBITRATION. Any controversy, dispute or claim arising out of or in connection with this Agreement, or the breach, termination or validity hereof, shall be settled by final and binding arbitration to be conducted by an arbitration tribunal in Boston, Massachusetts, pursuant to the rules of the American Arbitration Association. The arbitration tribunal shall consist of three arbitrators. The party initiating arbitration shall nominate one arbitrator in the request for arbitration and the other party shall nominate a second in the answer thereto within thirty (30) days of receipt of the request. The two arbitrators so named will then jointly appoint the third arbitrator. If the answering party fails to nominate its arbitrator within the thirty (30)-day period, or if the arbitrators named by the parties fail to agree on the third arbitrator within sixty (60) days, the office of the American Arbitration Association in Boston, Massachusetts shall make the necessary appointments of such arbitrator(s). The decision or award of the arbitration tribunal (by a majority determination, or if there is no majority, then by the determination of the third arbitrator, if any) shall be final, and judgment upon such decision or award may be entered in any competent court or application may be made to any competent court for judicial acceptance of such decision or award and an order of enforcement. In the event of any procedural matter not covered by the aforesaid rules, the procedural law of the Commonwealth of Massachusetts shall govern.

7.9 JURISDICTION AND SERVICE OF PROCESS. Any legal action or proceeding with respect to this Agreement shall be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts. By execution and delivery of this Agreement, each of the parties hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by certified mail, postage prepaid, to the party at its address set forth in Section 7.1 hereof.

7.10 SEVERABILITY. In the event that any court of competent jurisdiction shall determine that any provision, or any portion thereof, contained in this Agreement shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall deem any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect, provided, that if without such invalid provisions, the fundamental mutual obligations of the parties cannot be achieved, then any party may terminate this Agreement without penalty by written notice to the others.

7.11 INTERPRETATION. The parties hereto acknowledge and agree that: (i) each party and its counsel reviewed and negotiated the terms and provisions of this Agreement and have

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contributed to its revision; (ii) the rule of construction to the effect that any ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement; and (iii) the terms and provisions of this Agreement shall be construed fairly as to all parties hereto and not in favor of or against any party, regardless of which party was generally responsible for the preparation of this Agreement.

7.12 HEADINGS AND CAPTIONS. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify or affect the meaning or construction of any of the terms or provisions hereof.

7.13 ENFORCEMENT. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other parties were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by any other party and to enforce specifically the terms and provisions hereof in any federal or state court to which the parties have agreed hereunder to submit to jurisdiction.

7.14 NO WAIVER OF RIGHTS, POWERS AND REMEDIES. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing among the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

7.15 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties hereto in this Agreement or in any other agreement, certificate or instrument provided for or contemplated hereby, shall survive (i) the execution and delivery hereof, and (ii) any investigations made by or on behalf of the parties, and shall remain in full force and effect for a period of four (4) years following the date hereof. No claim shall be made by a party for any alleged misrepresentation or breach of warranty by the other party unless notice for such claim shall have been given to the other party in accordance with the notice provision hereof prior to the expiration of the survival period specified above with respect to such representation or warranty.

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7.16 EXPENSES. Each of the parties hereto shall pay its own fees and expenses
(including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement (except that the Company shall pay Mr. Prior's expenses) and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

7.17 NO BROKER OR FINDER. Each of the parties hereto represents and warrants to the others that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the others harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

7.18 PUBLICITY. No party shall issue any press releases or otherwise make any public statement with respect to the transactions contemplated by this Agreement without the prior written consent of the other parties, except as may be required by law.

7.19 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused this Agreement to be executed by their duly authorized representatives, as of the date first written above.

                                     STOCKHOLDERS:

                                     BOSTON UNIVERSITY

                                     By:
                                         -----------------------------
                                         Name:
                                         Title:


                                     By:
                                         -----------------------------
                                         Leon C. Hirsch


                                     By:
                                         -----------------------------
                                         Turi Josefsen



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                                     By:
                                         -----------------------------
                                         Gerald S.J. Cassidy


                                     By:
                                         -----------------------------
                                         Loretta P. Cassidy


                                     MR. PRIOR


                                     By:
                                         -----------------------------
                                         Reed R. Prior


                                     COMPANY:

                                     SERAGEN, INC.


                                     By:
                                         -----------------------------
                                         Jean C. Nichols, President and Chief
                                           Technology Officer

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                                   Schedule I
                                   ----------

Stockholders
------------

Leon C. Hirsch
150 Glover Avenue
Norwalk, CT 06856
Fax: (203) 846-59880

Turi Josefsen
150 Glover Avenue
Norwalk, CT 06856
Fax: (203) 846-5988

Gerald S.J. Cassidy and
Loretta P. Cassidy
c/o Cassidy and Associates, Inc.
700 12th St., N.W., Suite 400
Washington, DC 20005
Fax: (202) 347-2708

Mr. Prior
---------

Reed R. Prior
17600 Charity Lane
Darnestown, MD 20874
Fax:  (301) 540-1626


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